CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2003, in Amendment No. 2 to the Registration Statement on Form S-1, (Form S-1 No. 333-110605) and related Prospectus of ReGen Biologics, Inc. for the Registration of 33,953,717 shares of its common stock.

/s/ Ernst & Young LLP

Baltimore, Maryland
January 15, 2004